UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 5, 2012
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31390 (Commission file number)	06-1195422 (IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, MN  55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 5, 2012, Christopher & Banks Corporation (the “Company”) adopted a stockholder rights plan. The stockholder rights plan is embodied in the Rights Agreement dated as of July 5, 2012 (the “Rights Agreement”), between the Company and Wells Fargo Bank, National Association (the “Rights Agent”), which is attached hereto as Exhibit 4.1. For a description of the material terms of the Rights Agreement and the rights to be issued pursuant thereto, please refer to Item 3.03 of this Current Report on Form 8-K, which is hereby incorporated herein by reference.

Item 3.03  Material Modifications to Rights of Security Holders.

On July 5, 2012, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Shares”), and authorized the issuance of one Right for each Common Share which shall become outstanding between the Record Date (as hereinafter defined) and the earliest to occur of the Distribution Date (as hereinafter defined), the redemption or exchange of the Rights, or the expiration of the Rights. The dividend is payable at the close of business on July 16, 2012 (the “Record Date”) to the stockholders of record on July 16, 2012. Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1000th) of a share of Series A Junior Participating Preferred Stock, $0.01 par value (the “Preferred Shares”), of the Company at a price of $8.25 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement between the Company and the Rights Agent.

Initially, the Rights will be attached to the Common Shares then outstanding, and no separate certificates evidencing the rights (“Rights Certificates”) will be issued. The Rights will separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the close of business on the earlier to occur of (i) the tenth day after the first date of public announcement by the Company or an Acquiring Person (as hereinafter defined) (including, without limitation, pursuant to a report filed or amended pursuant to Section 13(d) of the Exchange Act) that a person has become an Acquiring Person, or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person (the “Shares Acquisition Date”) or (ii) the tenth day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) after the date of the commencement by any person (other than certain persons, including the Company, any subsidiary of the Company, and Company benefit plan related holders) of a tender or exchange offer upon the successful consummation of which such person, or any affiliate or associate of such person, would be an Acquiring Person (including any such date which is after the date of the Rights Agreement and prior to the issuance of the Rights) (the earlier of such dates, the “Distribution Date”). An “Acquiring Person” is a person that, together with its affiliates and associates, is the beneficial owner of 15% or more of the outstanding Common Shares. Certain persons, including the Company, any subsidiary of the Company, and Company benefit plan related holders are excluded from the definition of Acquiring Person. Moreover, a person or group of affiliated or associated persons, who acquires the beneficial ownership of 15% or more of the Common Shares then outstanding either (i) by reason of share purchases by the Company reducing the number of Common Shares outstanding (provided such person or group does not acquire additional Common Shares), or (ii) inadvertently, if the Company’s Board of Directors determines such 15% beneficial ownership was acquired inadvertently and as promptly as practicable such person or group divests itself of enough Common Shares or derivative securities so as to no longer have the beneficial ownership of 15% of the outstanding Common Shares, will not be an Acquiring Person.

For purposes of the Rights Agreement, “beneficial ownership” includes not only the right to vote or dispose of the Company’s Common Shares, but also rights related to derivative transactions or derivative securities which grant to the holder thereof the economic equivalent of ownership of an amount of

Company Common Shares (whether or not such derivative (i) conveys voting rights in the Company Common Shares or (ii) may be settled through delivery of Company Common Shares, and whether or not the economic effect of such derivative has been hedged).

Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued (or, issuance by book-entry of uncertificated Common Shares) after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference (or, notice thereof will be provided in accordance with applicable law with respect to uncertificated Common Shares). Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Common Shares (or, the effectuation of a book-entry transfer of Common Shares) outstanding as of the Record Date also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate (or, such registration in book-entry form). As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights will expire at 5:00 p.m. (Eastern time) on July 5, 2014 (the “Expiration Date”), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The number of interests in Preferred Shares or other securities or property issuable upon exercise of the Rights is also subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) will be issued, and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Preferred Shares will not be redeemable and will be, in ranking as to dividend and liquidation preferences, senior to the Common Shares. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of the greater of (i) $1.00 per share, or (ii) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount of all non-cash dividends and other distributions (other than dividends payable in Common Shares) declared per Common Share. In the event of liquidation, the holders of the interests in Preferred Shares will receive a preferential liquidation payment of $1,000 per share, plus accrued and unpaid dividends, provided that such holders will be entitled to receive an aggregate liquidation payment equal to 1,000 times the payment made on one Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. If dividends on any Preferred Shares are in arrears in an amount equal to six quarterly dividends thereon, all holders of Preferred Shares with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, have the right to elect two directors. The terms of these directors will terminate automatically upon the expiration of the default period. The rights of the Preferred Shares as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions as more fully described in the Rights Agreement.

In the event any person becomes an Acquiring Person, then each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be null and void for all purposes of the Rights Agreement and the holder thereof shall thereafter have no rights with respect to such Rights, whether under the Rights Agreement or otherwise), will thereafter have the right to receive upon exercise, in lieu of Preferred Shares, that number of Common Shares having a market value of two times the Purchase Price. Under some circumstances, upon payment of the Purchase Price, the Company may substitute other equity and debt securities, property, cash or combinations thereof, including combinations with Common Shares, of equal value to the number of Common Shares for which the Right is exercisable.

If, following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, (ii) the Company is the surviving corporation in a merger or other business combination transaction and the Common Shares are changed or exchanged or (iii) 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person or affiliates or associates thereof) will thereafter generally have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of the senior voting stock of the acquiring company (defined as the capital stock (or equity interest) of the acquiring party with the greatest voting power) that, at the time of such transaction, would have a market value of two times the Purchase Price.

At any time prior to 5:00 p.m. Eastern time on the earlier of (i) the Distribution Date and (ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per right (the “Redemption Price”), which may be paid in cash or with Common Shares or any other form of consideration deemed appropriate by the Board of Directors of the Company. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Under certain circumstances, after the Shares Acquisition Date but prior to the time the Acquiring Person, together with all affiliates and associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights that were or are beneficially owned by an Acquiring Person or its affiliates and associates), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Except as otherwise provided in the Rights Agreement, and prior to the Distribution Date, the Company may, in its sole and absolute discretion, amend or supplement the Rights Agreement in any respect without the consent of the holders of certificates representing Common Shares. At any time after the Rights are no longer redeemable, the Company may supplement or amend the Rights Agreement without the consent of the holders of the Rights Certificates at any time to cure any ambiguity or to correct or supplement any defective or inconsistent provisions, to shorten or lengthen any time period hereunder, or to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and which would not adversely affect the interests of the holders of Rights Certificates (other than any holder who is an Acquiring Person or its affiliates and associates) or to cause the Rights to again become redeemable.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the redemption of the Rights by the Board of Directors of the Company. The Rights should not interfere with any merger or other business combination that is in the best interests of the Company and its stockholders because the Board of Directors may, at its option, at any time prior to the Shares Acquisition Date, redeem all but not less than all the then outstanding Rights at the Redemption Price, as described above.

A copy of each of the Rights Agreement and the Certificate of Designations for the Preferred Stock is attached as Exhibits 4.1 and 3.1, respectively, to this Current Report on Form 8-K. This summary description of the Rights and the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 5, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a Management Retention Plan (the “Plan”) and the entry into of retention agreements (the “Retention Agreements”), issued pursuant to the Plan, for certain members of management, including the Chief Financial Officer and one additional “named executive officer,” as determined pursuant to Item 402 of Regulation S-K for purposes of the Company’s Proxy Statement filed May 15, 2012 (the “Proxy Statement”). The Company recently received an unsolicited offer to acquire the Company, which the Board of Directors of the Company and the Committee recognized can be highly disruptive to the Company’s day-to-day operations, and may cause certain key members of management to consider other employment opportunities.  In order to ensure that the most critical members of management remain fully engaged and focused on driving improved performance at the Company for the benefit of the Company’s stockholders, the Committee therefore approved and adopted the Plan and the Retention Agreements. Among the recipients of the Retention Agreements were the following two individuals, each of whom is a named executive officer:

•                                          Peter G. Michielutti,

Senior Vice President, Chief Financial Officer; and

•                                          Monica L. Dahl,

Senior Vice President, Multi-Channel Marketing,

Investor Relations and Business Strategy.

The Retention Agreements provide for a lump-sum cash award.  The term of the award is one year from adoption, unless accelerated due to a change in control.  Pursuant to the Plan and the Retention Agreements, if there were a change in control event prior to the completion of the term, and a recipient’s employment were terminated without “cause” or with “good reason” (as each is defined in the Plan) prior to the completion of the term, the recipient would receive the award payment in full upon such termination.

The amount of the award for each of the recipients, including the named executive officers listed above, is equal to such recipient’s annualized base salary without regard to bonuses and other incentive compensation as in effect immediately prior to the distribution, but shall not be less than such recipient’s highest annualized base salary in effect within the 12-month period immediately preceding the change in control.

The Retention Agreements provide that, if a recipient successfully enforces the Retention Agreement, the recipient will be entitled to receive attorney’s fees related to that enforcement.

The foregoing is a summary of the material terms of the Plan and the Retention Agreements and does not purport to be complete. Once finalized, a copy of each of the Plan and the form of the Retention Agreement will be filed as exhibits to a subsequent filing.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware on July 6, 2012.  See the description in Item 3.03 (also incorporated by reference in Item 1.01) of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock.  A copy of the Certificate of Designations is filed herewith as Exhibit 3.1 and is hereby incorporated herein by reference.

Item 8.01  Other Events.

On July 6, 2012, the Company issued a press release announcing that the Board of Directors of the Company had rejected an unsolicited proposal to acquire the Company, adopted a stockholder rights plan and adopted a management retention plan. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Department of State of the State of Delaware on July 6, 2012.
4.1

Rights Agreement, dated as of July 5, 2012, between Christopher & Banks Corporation and Wells Fargo Bank, National Association, as Rights Agent, including the form of Certificate of Designations of Series A Junior Participating Preferred Stock, the forms of Right Certificate, Assignment and Election to Purchase, and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

99.1	Christopher & Banks Corporation Press Release dated July 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Peter G. Michielutti
Peter G. Michielutti Senior Vice President and Chief Financial Officer

Date:  July 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Department of State of the State of Delaware on July 6, 2012.
4.1

Rights Agreement, dated as of July 5, 2012, between Christopher & Banks Corporation and Wells Fargo Bank, National Association, as Rights Agent, including the form of Certificate of Designations of Series A Junior Participating Preferred Stock, the forms of Right Certificate, Assignment and Election to Purchase, and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

99.1	Christopher & Banks Corporation Press Release dated July 6, 2012.